Exhibit 10.3

AMENDMENT NO. 2 AND WAIVER TO SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT NO. 2 AND WAIVER TO SECURITIES PURCHASE AGREEMENT, dated October 26, 2010 (this “Amendment and Waiver”), is between General Moly, Inc., a Delaware corporation, (the “Company”), and Hanlong (USA) Mining Investment, Inc., a Delaware corporation, (“Purchaser”). Capitalized terms used, but not defined herein, shall have the meanings assigned to them in the Agreement, as defined below.

RECITALS

A.            The Company and Purchaser are parties to the Securities Purchase Agreement, dated March 4, 2010 (as amended by Amendment No. 1 to Securities Purchase Agreement, dated July 30, 2010, and as further amended, restated or replaced, the “Agreement”);

B.            The parties have decided that it would be in their mutual best interest for the Tranche 1 Closing to occur on December 20, 2010; and

C.            In order to facilitate the occurrence of the Tranche 1 Closing on December 20, 2010, Purchaser has agreed to waive the condition to the Tranche 1 Closing set forth in Section 7.1(c)(iv) of the Agreement and the rights granted in Section 8.4(b)(v) of the Agreement on the terms hereunder and the parties have agreed that required governmental approvals that are conditions to their respective obligations have been obtained.

Accordingly, in consideration of the mutual covenants contained in this Amendment and Waiver, the parties intending to be legally bound agree as follows.

AGREEMENT

1.             Pursuant to Section 9.3 of the Agreement, Purchaser hereby waives (a) the condition to the Tranche 1 Closing set forth in Section 7.1(c)(iv) of the Agreement and (b) the rights granted in Section 8.4(b)(v).

2.             The Company and Purchaser agree that the required governmental approval conditions set out in Section 7.1(b)(iii) and 7.1(c)(v) have been satisfied as to Tranche 1, unless hereafter such approvals are rescinded, withdrawn, or otherwise modified or amended in a manner that would prohibit the Tranche 1 Closing.

3.             Section 1.2(a) of the Agreement is amended to read in its entirety as follows:

“Subject to the satisfaction or waiver of the conditions set forth in Section 7.1, the completion of the purchase and sale of the Tranche 1 Shares (the “Tranche 1 Closing”) shall occur at 10:00 a.m. local time at the offices of Holme Roberts & Owen LLP, Denver, Colorado, on December 20, 2010, or at such other location, date and time as may be mutually agreed upon by the Company and Purchaser.  The date of the Tranche 1 Closing is referred to herein as the “Tranche 1 Closing Date.”

4.             Section 7.1(d) of the Agreement is amended by deleting such section in its entirety and by deleting “Deleted Intentionally”.

5.             Section 8.2(d) of the Agreement is amended by inserting a new subsection (v) as follows:

“(v)         if publication of the notice of availability of the draft Environmental Impact Statement of the Mount Hope Project (“Draft EIS”) by the Bureau of Land Management (“BLM”) in the Federal Register does not occur on or before May 31, 2011, subject to the provision of Section 8.2(d)(vi) below; or

(vi)          if on or before May 1, 2011, the Company notifies Purchaser that the Company reasonably believes that (i) the BLM will not publish the Draft EIS in the Federal Register on or before May 31, 2011, and (ii) the BLM will publish the Draft EIS in the Federal Register on or before August 31, 2011, then the Purchaser may notify the Company on or before May 1, 2011 that the Purchaser has elected to extend the date by which the BLM must publish the Draft EIS in the Federal Register to August 31, 2011 (the “Draft EIS Condition Extension”).  If the Purchaser elects the Draft EIS Condition Extension, then the Company Break Fee shall be increased by $1,000,000 for each month(or portion thereof) after May 31, 2011 that elapses prior to the publication by the BLM of the Draft EIS, such increase not to exceed $3,000,000 and the Purchaser may terminate this Agreement after the Draft EIS Condition Extension if the Draft EIS is not published by the August 31, 2011.”

6.             Section 8.4(b) of the Agreement is amended by adding the following new subsections:

“(b)(viii) Section 8.2(d)(v) (unless Section 8.2(d)(vi) applies); or

(ix) Section 8.2(d)(vi), in which case the Company Break Fee payable shall be the increased by $3,000,000 in accordance with Section 8.2(d)(vi)”

7.             Schedule 1 of the Agreement be amended by deleting the definition of “Company Break Fee” in its entirety and replace with the following:

“Company Break Fee”: $5,000,000 (as such amount may be increased pursuant to the terms of the Agreement) payable in cash or in shares of Common Stock based upon the 5-Day VWAP on the date which is six business days after the date that the Company has announced to the public that the Agreement has been terminated; provided, however, the Company Break Fee shall not be payable in shares of Common Stock if the Company or Purchaser terminates the Agreement in accordance with Sections 8.2(b)(iii) or the Company terminates the Agreement in accordance with Section 8.2(c)(iv); and provided, further, any increase in the Company Break Fee pursuant to Sections 8.2(d)(vi) and 7.2(c) shall be paid in cash.”

8.             Except as specifically set forth in this Amendment and Waiver, the Agreement shall remain in full force and effect.

9.             Article IX of the Agreement is hereby incorporated by reference into this Amendment and Waiver.

IN WITNESS WHEREOF, the parties have executed this Amendment and Waiver to be effective as of the date first above written.

GENERAL MOLY, INC.

By:	/s/ Bruce D. Hansen

Name:	Bruce D. Hansen

Title:	Chief Executive Officer

HANLONG (USA) MINING INVESTMENT, INC.

By:	/s/ Hui Xiao

Name:	Hui Xiao

Title:	President